Exhibit 99.1

News Release

For Immediate Release

Carrollton Bancorp Extends Termination Date of Merger Agreement with Jefferson Bancorp; Announces Resignation of Chief Financial Officer

COLUMBIA, MARYLAND, December 21, 2012 - Carrollton Bancorp (NASDAQ: CRRB) today announced that it entered into a letter agreement extending until February 28, 2013 the termination date as provided for in the  Agreement and Plan of Merger (the “Merger Agreement”) by and among Carrollton, Jefferson Bancorp, Inc. (“Jefferson”) and Financial Service Partners Fund I, LLC (“FSPF”) dated as of April 8, 2012, amended as of May 7, 2012.  Carrollton, Jefferson and FSPF entered into the letter agreement on December 20, 2012.

The scheduled date for the termination under the Merger Agreement was December 31, 2012.  If all conditions to closing had not been satisfied or waived by such date, the Agreement was subject to extension to February 28, 2013 under certain circumstances.

As disclosed in Carrollton’s Proxy Statement, dated July 11, 2012 (the “Proxy Statement”), it is a condition to closing under the Merger Agreement that the acquisition of Carrollton by FSPF through the merger with Jefferson be approved by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and the merger of Carrollton’s bank subsidiary, Carrollton Bank, with and into Jefferson’s bank subsidiary, Bay Bank, FSB (“Bay Bank”), be approved by the Office of the Comptroller of the Currency (the “OCC”).  As the Proxy Statement reported, Jefferson had preliminary discussions with both the staff of the Federal Reserve Board and the OCC and filed formal applications with both agencies on June 6, 2012.  Jefferson has advised Carrollton that since then it has responded to requests from both agencies for additional information regarding the mergers.

In connection with processing the application filed with it, the Federal Reserve Board staff has advised Jefferson that it is reviewing the ownership structure of Bay Bank which was previously approved by a predecessor regulatory agency under the Home Owners’ Loan Act, including its ultimate holding company, FSPF, and the ownership of interests in FSPF by persons who also are investors in other banks.  The Proxy Statement also disclosed that this review by the Federal Reserve Board might occur. The OCC staff has advised Jefferson that it will not continue processing the merger application filed with it until, among other things, it receives indication from the Federal Reserve Board staff that the Federal Reserve Board is ready to act on the holding company merger application filed with it. Jefferson, FSPF and Bay Bank, with support of Carrollton and Carrollton Bank, are continuing to work with the Federal Reserve Board and the OCC to complete the processing of the applications filed with these agencies.  Jefferson has advised Carrollton that it expects to be able to satisfactorily resolve all of the issues raised by the Federal Reserve Board and the OCC to date, but that there cannot be any assurance that such previously raised issues can be satisfactorily resolved or that such agencies will not raise additional issues that cannot be satisfactorily resolved.

The mergers contemplated by the Merger Agreement cannot be completed without securing regulatory approvals as disclosed in the Proxy Statement.  Based upon currently available information, all necessary regulatory approvals to complete the mergers are expected by Jefferson, FSPF and Carrollton to be received so that the mergers can be completed by February 28, 2013.  However, there can be no assurance that this will occur when expected, if at all, or that no adverse conditions will be imposed on FSPF, Carrollton or Bay Bank by the Federal Reserve Board or OCC as part of their approvals.

As a result of the delay in obtaining the regulatory approvals discussed above, the parties entered into the letter agreement extending the termination date under the Merger Agreement until February 28, 2013.

Resignation of Chief Financial Officer

Mark A. Semanie informed the Board of Directors of Carrollton on December 17, 2012 of his decision to resign as Carrollton's Chief Financial Officer to pursue other career opportunities. It is anticipated that Mr. Semanie will remain employed with Carrollton until January 18, 2013 to assist with the transition of his responsibilities. Mr. Semanie was expected to be the CFO of the combined institutions upon completion of the mergers contemplated by the Merger Agreement.  Jefferson has advised Carrollton that it intends to appoint David Borowy, current CFO of Jefferson and Bay Bank, as the interim CFO of the combined institutions until such time as a permanent CFO is identified and appointed.  Management of Jefferson has further advised Carrollton that it does not believe that Mr. Semanie’s resignation will adversely affect the regulatory approval application process.

About Carrollton Bancorp/Carrollton Bank
Carrollton Bank is a wholly-owned subsidiary of Carrollton Bancorp, a publicly traded bank holding company (NASDAQ: CRRB) headquartered in Columbia, Maryland. Carrollton Bank has been committed to providing outstanding financial service to the central Maryland region for more than 100 years. Carrollton Bank provides a wide range of financial services for personal and business banking customers, including a variety of checking accounts, competitive rates on certificates of deposit and savings accounts, commercial lending, free nationwide ATMs with the MoneyPass® symbol, mortgages, investment services* and 24-hour internet and telephone banking. As of December 31, 2011, Carrollton Bank had approximately $365 million in total assets and ten (10) branch locations in the region. Please visit Carrollton Bank’s website at www.carrolltonbank.com for additional information.

About Jefferson Bancorp, Inc./Bay Bank, FSB
Jefferson Bancorp, Inc. was formed in 2009 to operate as the savings and loan holding company of a federal savings bank, Bay Bank, FSB, which commenced operations in July 2010, when it acquired certain assets and assumed certain liabilities of Bay National Bank from the Federal Deposit Insurance Corporation. Substantially all of Jefferson Bancorp, Inc.’s outstanding common shares are owned by Financial Services Partners Fund I, LLC (“FSPF”). FSPF is a Delaware limited liability company established on July 1, 2005, to pursue equity investments in banks, thrifts, insurance and specialty finance institutions. Bay Bank, FSB is headquartered in Lutherville, Maryland, and is focused on providing superior customer service to small and medium-sized businesses, their owners and professionals located throughout the region. Its core products are commercial loans, real estate loans, commercial and consumer deposit services, cash management services and consumer loans. As of December 31, 2011, Bay Bank had total assets of approximately $130 million and two branch locations. Please visit Bay Bank’s website at www.baybankmd.com for additional information.

Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Carrollton Bancorp and Jefferson Bancorp, Inc. and the financial condition and projected expenses of Carrollton Bancorp, Jefferson Bancorp, Inc. and the combined company. These forward-looking statements about future expectations, plans and prospects of Carrollton Bancorp, Jefferson Bancorp, Inc. and the combined company involve significant risks, uncertainties and assumptions, including risks that can be found in the “Risk Factors” section of the Carrollton Bancorp Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Carrollton Bancorp periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Carrollton Bancorp contemplated by these forward-looking statements. These forward looking statements reflect management’s current views, and Carrollton Bancorp does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.